UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 30, 2009)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices)(Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, the Board of Directors (the “Board”) of Energy Partners, Ltd. (the “Company”) appointed Gary Hanna as the Company’s Chief Executive Officer effective as of September 21, 2009.

Employment Agreement

On October 1, 2009, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Hanna. The Employment Agreement provides for Mr. Hanna to serve as the Company’s Chief Executive Officer for a term of three years, subject to earlier termination in accordance with the terms of the Employment Agreement.

Under the Employment Agreement, Mr. Hanna is entitled to receive a base salary to be determined by the Board, which salary shall not be less than $400,000.00 per year. Mr. Hanna is also entitled to receive an annual bonus payable in the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an amount between 25% and 125% of his base salary, as determined by the Compensation Committee of the Board. Mr. Hanna is also entitled to reimbursement of reasonable and necessary expenses incurred on behalf of the Company in accordance with the Company’s standard policies and procedures.

If the Company terminates Mr. Hanna’s employment for Cause (as such term is defined in the Employment Agreement), Mr. Hanna is entitled to his base salary through the date of termination, any earned and unpaid annual bonus amounts, payment for unreimbursed expenses properly incurred and any other accrued and unpaid employment benefits. If Mr. Hanna terminates his employment for Good Reason (as such term is defined in the Employment Agreement) or his employment is terminated by the Company through an Involuntary Termination (as such term is defined in the Employment Agreement) or upon his death or disability, Mr. Hanna is entitled to the payments mentioned above in addition to a severance payment in the amount of his base salary for the lesser of six months and the remainder of the term of the Employment Agreement.

The description of the Employment Agreement set forth above is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Option Agreement

Pursuant to the Employment Agreement and the Company’s 2009 Long Term Incentive Plan (the “2009 LTIP”), on September 30, 2009, the Company granted Mr. Hanna an option to purchase 68,116 shares of Common Stock, which was memorialized in an Option Award Agreement, dated as of October 1, 2009 (the “Option Agreement”). The terms of the Option Agreement provide for an exercise price equal to $10.00 per share. The closing price of the Common Stock on the New York Stock Exchange on September 30, 2009 was $7.46 per share. The option will vest and become exercisable ratably over a 36-month period from the date of the grant, accelerated upon the occurrence of a Change in Control (as such term is defined in the 2009 LTIP).

The description of the Option Agreement set forth above is qualified in its entirety by reference to the actual terms of the Option Agreement, which is attached to this Current Report as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The information regarding the Employment Agreement and the Option Agreement set forth in Item 1.01 above is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement, dated as of October 1, 2009, between Energy Partners, Ltd. and Gary Hanna

10.2*	Option Award Agreement, dated as of September 30, 2009, between Energy Partners, Ltd. and Gary Hanna

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009

ENERGY PARTNERS, LTD.

By:	/S/ JOHN H. PEPER
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement, dated as of October 1, 2009, between Energy Partners, Ltd. and Gary Hanna

10.2*	Option Award Agreement, dated as of September 30, 2009, between Energy Partners, Ltd. and Gary Hanna

*	Furnished herewith